EXHIBIT 10.6                               CONFIDENTIAL TREATMENT
                                   GENOMETRIX INCORPORATED HAS REQUESTED
                                   THAT THE MARKED PORTIONS OF THIS DOCUMENT
                                   BE ACCORDED CONFIDENTIAL TREATMENT PURSUANT
                                   TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED









                                LICENSE AGREEMENT

                                     BETWEEN


                                XENOMETRIX, INC.

                                       AND


                             GENOMETRIX INCORPORATED

                                 AUGUST 27,1999

                                LICENSE AGREEMENT


         This License Agreement (the "Agreement") is made this 27th day of August, 1999 (the "Effective Date"), by and between Xenometrix, Inc., a Delaware corporation with principal offices at 2425 North 55th Street, Suite 111, Boulder, CO 80301-5700 ("XENO") and Genometrix Incorporated, a Delaware corporation with principal offices at 3608 Research Forest Drive, Suite B7, The Woodlands, Texas, 77381 ("GENOMETRIX").

                                    RECITALS

         WHEREAS, XENO is the joint owner of and the exclusive licensee of the XENO Patents (as hereinafter defined), and desires to non-exclusively license the same to GENOMETRIX; and

         WHEREAS, GENOMETRIX seeks to obtain certain non-exclusive rights and licenses under the XENO Patents, according to the terms contained herein.

         NOW THEREFORE, in consideration of the foregoing and the covenants and promises contained herein, the parties agree as follows:

1.       DEFINITIONS

         1.1. "AFFILIATE" means any corporation or other business entity controlling, controlled by, or in common control with the designated party. Control, as used in the context of a business entity, means the ownership directly or indirectly of greater than fifty percent (50%) of the voting securities of the corporation or other entity, or greater than a fifty percent (50%) interest in the income of such corporation or other entity, or the ability otherwise to secure that the affairs of such corporation or other entity are managed in accordance with the such entity's wishes.

         1.2. "CHIP" means a microarray of biological probes designed to carry out or enable genomic sequencing, mutation detection, assays, syntheses, reactions, analyses or sample preparation. The term "Chip" also includes assemblies of multiple Chips that are interconnected in close physical proximity to each other. Chips may incorporate other electrical, electronic, electromechanical and mechanical components when said components are an integral part of the Chip.

         1.3. "CONFIDENTIAL INFORMATION" means all information, compounds, data, know-how, trade secrets, technical data, specifications, testing methods, protocols, standard operating procedures, product and marketing plans' customer and supplier information, and Materials disclosed by one party (the "Disclosing Party") to the other party (the "Receiving Party") pursuant to this Agreement and specifically designated as confidential, regardless of whether such information is in written, oral, electronic, or other form; provided, that, Confidential Information that is disclosed orally or visually shall be documented in a written notice to the Receiving Party within fifteen (15) days of the date of disclosure.


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                                            CONFIDENTIAL MATERIAL OMITTED AND
                                            FILED SEPARATELY WITH THE SECURITIES
                                            AND EXCHANGE COMMISSION. ASTERISKS
                                            DENOTE SUCH OMISSIONS.


         1.4. "FIELD" means *** ****** ** ***, including without limitation ********* *******, **********, **** ********** ********* and ******* *********
*********, and the *************** ** ************ ** **** ************ ***
******* *********** **********.

         1.5. "HARVARD" means the President and Fellows of Harvard College, a nonprofit Massachusetts educational corporation having offices at the Office for Technology and Trademark Licensing, Holyoke Center, Suite 727, 1350 Massachusetts Avenue, Cambridge, Massachusetts 02138.

         1.6. "HARVARD LICENSE AGREEMENT" means the license agreement between the President and Fellows of Harvard College and Venmark Ltd., having an effective date of January 18, 1992, and any amendments thereto. A true and accurate copy of the Harvard License Agreement and the amendment thereto dated January 18, 1992 and having an effective date of January 21, 1993, is attached hereto as EXHIBIT B.

         1.7. "LICENSED PRODUCT(S)" means a Chip where (i) the Chip or a functional component thereof is claimed in the XENO Patents or (ii) the Chip is manufactured or used in accordance with or by means of the Licensed Process, or
(iii) the Chip makes use of the technology claimed in the XENO Patents in its manufacture, testing, use or sale.

         1.8. "LICENSE PROCESS(ES)" means the process(es) claimed in XENO
Patents.

         1.9. "LICENSED SERVICE(S)" means services performed on a commercial basis for third parties or components thereof utilizing Licensed Product(s) or Licensed Process(es) as defined herein.

         1.10. "NET SALES" means the amounts received in consideration for the sale, transfer or use of Licensed Products covered by a Valid Claim less the sum of the following actual and customary deductions: (i) customary trade, quantity or cash discounts and non-affiliated brokers' or agents' commissions actually allowed and taken; (ii) amounts repaid or credited by reason of rejection or return; and (iii) any tax (including sales and use taxes) or government charges (other than an income tax) levied on the sale, transportation or delivery of a Licensed Product; (iv) import or export duties and/or taxes; and (v) transportation charges, including any prepaid or invoiced charges for freight, postage, shipping, insurance or charges for returnable containers.

         In the event that Licensed Products are sold, used or provided in combination with other products, components or processes, or in the event a Licensed Product is one component among a combination of functional elements, then Net Sales, for purposes of determining royalty payments on the combination, shall be calculated using one of the following methods:

                  (i) By multiplying the Net Sales of the combination product or process by the fraction A/A+B, where A is the gross selling price, during the royalty period in question, of the Licensed Product sold separately, and B is the aggregate gross selling price, during the royalty period in question, of all other products, components, processes or elements when sold separately; or


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                  (ii) In the event that no such separate sales are made of the
         Licensed Product or such other products, components, elements or processes in such combination during the royalty period in question, Net Sales, for the purposes of determining royalty payments, shall be calculated using the above formula where A is the reasonably estimated commercial value of the Licensed Product when sold separately, and B is the reasonably estimated aggregate commercial value of all other products, processes, components or elements when sold separately. Any such estimates shall be determined using criteria to be mutually agreed upon by the parties.

         1.11. "SERVICE INCOME" means (A) the total number of distinct Chips which are (i) Licensed Products, and (ii) which are covered by a Valid Claim of the XENO Patents, and (iii) which are used by GENOMETRIX to provide a Licensed Service to a Third Party, multiplied by (B) the Net Sales that would be attributable to the sale of each such Chip pursuant to Section 1.10. above if, such Chip had been sold to such Third Party during the period in question.

         1.12. "TERM" has the meaning set forth in Section 6.1.1.

         1.13. "THIRD PARTY" means any entity other than (i) GENOMETRIX and any of its Affiliates, and (ii) XENO and any of its Affiliates.

         1.14. "VALID CLAIM" means (i) a pending claim of a patent application comprising the XENO Patents, which (A) has been asserted in good faith and can be reasonably considered to be patentable in view of any and all references and prior art known to the parties at any time, (B) has not been abandoned or finally rejected without the possibility of appeal or refiling, and (C) has been pending for less than seven (7) years from the applicable priority date; or (ii) a claim of an issued or granted and unexpired patent comprising the XENO Patents, which has not been held unenforceable, unpatentable or invalid by a decision of a court or governmental body of competent jurisdiction, unappealable or unappealed within the time allowed for appeal, which has not been rendered unenforceable through disclaimer or otherwise, which has not been abandoned, or which has not been lost through an interference proceeding.

         1.15. "XENO PATENTS" means the patents and patent applications listed on EXHIBIT A hereto, any patent applications filed prior or subsequent to the Effective Date that claim the benefit of an early filing date to any of the patent applications listed in EXHIBIT A, and any improvements, reissues, extensions, substitutions, confirmations, re-registrations, reexaminations, continuations, divisionals or continuations-in-part of the foregoing patents and patent applications, as well as all foreign counterparts, or equivalents thereof.

2.       LICENSES

         2.1. GRANT OF LICENSES UNDER THE XENO PATENTS FROM XENO TO GENOMETRIX

                  2.1.1. Non-Exclusive License Under XENO's Interest in the XENO Patents. XENO hereby grants to GENOMETRIX and its Affiliates a non-exclusive, worldwide license in the Field under XENO's ownership interest in the XENO Patents, to make, use, sell, offer for


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                                            CONFIDENTIAL MATERIAL OMITTED AND
                                            FILED SEPARATELY WITH THE SECURITIES
                                            AND EXCHANGE COMMISSION. ASTERISKS
                                            DENOTE SUCH OMISSIONS.

sale, import, and export, or otherwise exploit any process, composition of matter or other invention claimed in the XENO Patents. Such right shall include, without limitation, the right to make, use, sell, offer for sale, import, and export Licensed Products and Licensed Services.

                  2.1.2. Non-Exclusive Sublicense to XENO Patents Under the Harvard License Agreement. XENO hereby grants to GENOMETRIX and its Affiliates a non-exclusive, worldwide sublicense in the Field under XENO's license to Harvard's interest in the XENO Patents pursuant to the Harvard License Agreement, to make, use, sell, offer for sale, import, and export, or otherwise exploit any process, composition of matter or other invention claimed in the XENO Patents. Such license shall include, without limitation, the right to make, use, sell, offer for sale, import, and export Licensed Products and Licensed Services. GENOMETRIX acknowledges the Harvard License Agreement and obligations imposed by Section 2.2(e) thereof; provided that, the obligation of Section 2.2(e) of the Harvard License Agreement shall not be construed to affect GENOMETRIX's right to freely determine pricing for Licensed Products and Licensed Services hereunder. GENOMETRIX agrees that any Licensed Products or Licensed Services produced for sale or use in the United States will be manufactured substantially in the United States.

         2.2. RIGHT TO GRANT SUBLICENSES. The rights and licenses granted to GENOMETRIX pursuant to Section 2.1. above, ***** ******* *** ***** ** GENOMETRIX and its Affiliates ** ***** *********** ** ***** ********** *********, *******,
************ and ************** ** ******** ******** ****** ******** ********
****** *** *** **** ********** ****** ** ********** ** **********.

         2.3.     RETAINED RIGHTS; RIGHTS OF UNITED STATES GOVERNMENT.

                  2.3.1. GENOMIETRIX recognizes that, pursuant to Section 2.2(b) of the Harvard License Agreement, Harvard has retained certain rights to make and to use, for its own research purposes only and not for any commercial purpose, the subject matter described and claimed in the XENO Patents.

                  2.3.2. GENOMETRIX recognizes that the rights granted to it under the XENO Patents which are owned jointly by XENO and Harvard and which are the subject of the Harvard License Agreement are subject to the rights of the United States Government as set forth in Public Laws 96-517 and 98-620.

3.       COMPENSATION

         3.1. COMPENSATION FOR THE XENO PATENTS LICENSE. As consideration for the licenses and rights granted to GENOMETRIX herein, GENOMETRIX shall pay to
XENO:

                  3.1.1. A non-refundable, up-front license issue fee of *************** , less the Option Fee of **************** paid by GENOMETRIX prior to the Effective Date pursuant to the Option Agreement dated May 27, 1999, leaving an outstanding balance of


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                                            CONFIDENTIAL MATERIAL OMITTED AND
                                            FILED SEPARATELY WITH THE SECURITIES
                                            AND EXCHANGE COMMISSION. ASTERISKS
                                            DENOTE SUCH OMISSIONS.

****************** payable by GENOMETRIX as follows: (i) ************** upon execution of this Agreement, and (ii) **************** within three (3) months of the Effective Date of this Agreement.

                  3.1.2. With respect to Licensed Products only (and not Licensed Services), a royalty of ************ of the Net Sales of Licensed Products covered by a Valid Claim of the XENO Patents and sold by GENOMETRIX, its Affiliates or sublicensees.

                  3.1.3. With respect to Licensed Services only (and not Licensed Products), a royalty of ************ of Service Income covered by a Valid Claim of the XENO Patents and received by GENOMETRIX, its Affiliates or sublicensees.

                  3.1.4. For the avoidance of doubt, the royalty payments outlined in Sections 3.1.2. and 3.1.3. are intended to be mutually exclusive. Only one royalty payment for each specific sale of a Licensed Product or the provision of a Licensed Service shall be payable to XENO, regardless of the number of Valid Claims of the XENO Patents covering the manufacture, use or sale of the applicable Licensed Product or the provision of the Licensed Service.

                  3.1.5. The royalties set forth in Sections 3.1.2. and 3.1.3. shall be paid to XENO within sixty (60) days after the end of each calendar quarter.

                  3.1.6. If, in the reasonable judgment of GENOMETRIX, it should prove impractical or impossible for GENOMETRIX or any of its Affiliates or sublicensees to develop, make, use, sell or import a Licensed Product or provide a Licensed Service without first obtaining a royalty-bearing license from a Third Party under one or more pending patent applications or issued patents owned or controlled by such Third Party in any country, then, effective upon obtaining a license from such Third Party, GENOMETRIX shall be entitled to a credit against the payments due hereunder of an amount equal to ************ of the royalty paid to any such Third Party by GENOMETRIX, its Affiliates or sublicensees in such country, not to exceed ********** of the royalty payment otherwise due under this Agreement, arising from the development, manufacture, use, sale or import of the Licensed Product or Licensed Service covered by such Third Party patent or patent application in such country. If such ************* of the Third Party royalty owed by GENOMETRIX's exceeds the amount of royalties deducted by GENOMETRIX for any calendar year, GENOMETRIX may to that extent reduce the royalties due to XENO in succeeding calendar years, but never by more than ********* of the total royalty due in any one year until such Third Party royalties have been fully carried forward and credited to GENOMETRIX.

                  3.1.7. GENOMETRIX shall not be obligated to make any further royalty payments in a country for any Licensed Product or Licensed Service after the end-of the period commencing on the date of the first commercial transaction of the Licensed Product or provision of Licensed Service in that country by GENOMETRIX, its Affiliates or sublicensees and ending


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on the expiration of the last to expire Valid Claim covering the Licensed
Product or Licensed Service in that country.

4.       REPRESENTATIONS AND WARRANTIES

         4.1. REPRESENTATIONS AND WARRANTIES OF GENOMETRIX AND XENO. Each party hereby represents and warrants:

                  4.1.1. Corporate Power. Such party is duly organized and validly existing and in good standing under the laws of the state and/or country of its incorporation and has all requisite corporate power and authority to enter into this Agreement and to carry out the provisions hereof.

                  4.1.2. Due Authorization. Such party is duly authorized to execute and deliver this Agreement and to perform its obligations hereunder.

                  4.1.3. Binding Agreement. This Agreement is a legal and valid obligation binding upon it and enforceable in accordance with its terms. The execution, delivery and performance of this Agreement by such party does not conflict with any agreement, instrument or understanding, oral or written, to which it is a party or by which it may be bound, nor violate any law or regulation of any court, governmental body or administrative or other agency having jurisdiction over it.

         4.2. NEGATION OF WARRANTIES. Except as expressly set forth in this Agreement, XENO MAKES NO REPRESENTATIONS AND EXTENDS NO WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED. THERE ARE NO EXPRESS OR IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, OR THAT THE USE OF THE LICENSED PRODUCTS OR THE PROVISION OF LICENSED SERVICES WILL NOT INFRINGE ANY PATENT, COPYRIGHT, TRADEMARK, OR, OTHER INTELLECTUAL PROPERTY RIGHT OF ANY THIRD PARTY. HOWEVER, XENO HAS NO REASON TO BELIEVE THAT THE XENO PATENTS ARE INVALID OR THAT EXPLOITATION OF THE XENO PATENTS BY GENOMETRIX, ITS AFFILIATES OR SUBLICENSEES WILL INFRINGE THE PATENT OR OTHER INTELLECTUAL PROPERTY RIGHTS OF XENO, HARVARD OR ANY THIRD PARTY.

         4.3. HARVARD LICENSE AGREEMENT. XENO represents and warrants that the Harvard License Agreement has not, as of the Effective Date, been terminated by either XENO or the President and Fellows of Harvard College and that XENO has not, as of the Effective Date, received nor given notice of termination for breach of the Harvard License Agreement, and neither XENO nor Harvard is in default or breach of the Harvard License Agreement. XENO represents and warrants that it will use its best efforts to maintain the Harvard License Agreement and the exclusive licenses granted to XENO therein in full force and effect, which shall include, without limitation, (a) complying with its obligations to pay the royalties and other amounts owed Harvard pursuant to the Harvard License Agreement, and complying with all due diligence and commercialization obligations and milestones set forth in the Harvard License Agreement, (b) refraining from entering into any modification or amendment to the Harvard License Agreement that would in any way affect the rights under the XENO Patents granted to


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GENOMETRIX hereunder, and (c) taking no action or making no omission which will cause Harvard to have the right to terminate the Harvard License Agreement pursuant to its terms or rendering the exclusive licenses granted thereunder non-exclusive, and (d) taking any action to terminate the Harvard License Agreement. XENO agrees to notify GENOMETRIX of any written or oral notification by Harvard that XENO has breached the Harvard License Agreement or that Harvard wishes to terminate the Harvard License Agreement or render the exclusive licenses granted thereunder non-exclusive. XENO represents and warrants that it has the right under the Harvard License Agreement to grant to GENOMETRIX the rights and licenses granted herein. XENO represents and warrants that, should the Harvard License Agreement be terminated or rendered non-exclusive by Harvard, (i) the rights and licenses granted to GENOMETRIX under XENO's interest in the XENO Patents shall remain in full force and effect, and (ii) as set forth in EXHIBIT C hereof, GENOMETRIX shall continue to have a non-exclusive, worldwide, royalty bearing (as set forth in this Agreement) license under XENO's interest in the XENO Patents.

         4.4. ENFORCEMENT OF THE XENO PATENTS. GENOMETRIX and XENO each agree to notify the other promptly of any infringement of the XENO Patents of which it becomes aware. XENO shall have the right, but not the obligation, to bring an enforcement action against any Third Party infringer of the XENO Patents in the FIELD; provided, that, if XENO does bring such action, GENOMETRIX at its option may elect to join in any such action at GENOMETRIX's expense, and the parties shall agree on a reasonable allocation of any damages recovered pursuant to such action. If XENO fails to bring any such enforcement action against any such alleged infringer within ninety (90) days of notification of such alleged infringement, (pursuant in this Section 4.4) GENOMETRIX shall have the right, but not the obligation, to bring such action, and in such case, XENO shall provide GENOMETRIX with all reasonable assistance or technical support reasonably requested by GENOMETRIX, including, without limitation and only to the extent it has the right to do so pursuant to the Harvard License Agreement, causing Harvard to provide assistance in such action. XENO agrees that it shall not sublicense any alleged infringer of the XENO Patents in the Field, without the prior written consent of GENOMETRIX, if the alleged infringer is in active settlement discussions, and/or active litigation with GENOMETRIX regarding infringement of the XENO Patents, such consent not to be unreasonably withheld. In the event that an action is brought against GENOMETRIX by a Third Party alleging infringement of such Third Party's patent rights, XENO shall provide GENOMETRIX, at GENOMETRIX's expense, with all reasonable assistance or technical support reasonably requested by GENOMETRIX, including, without limitation and only to the extent it has the right to do so pursuant to the Harvard License Agreement, causing Harvard to provide assistance in such action.


5.       CONFIDENTIALITY

         5.1. CONFIDENTIAL INFORMATION. Except as otherwise expressly provided herein, the parties agree that, during the Term and for a period of five (5) years thereafter, the Receiving Party shall keep completely confidential and shall not publish or otherwise disclose to any Third Party, and shall not use for any purpose other than (i) to perform the purposes contemplated by this Agreement and to exercise the rights and licenses granted hereunder, and (ii) where


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reasonably necessary, for the filing or prosecution of patent applications comprising the XENO Patents, and to prosecute alleged infringers or the XENO Patents or to defend the XENO Patents.

         The foregoing obligations shall not apply to Confidential Information that the Receiving Party can demonstrate by written records:

                  (a) was in the public domain prior to the time of its disclosure under this Agreement;

                  (b) entered the public domain after the time of its disclosure under this Agreement through means other than an unauthorized disclosure resulting from an act or omission of the Receiving Party, its directors, officers or employees;

                  (c) was independently developed or discovered by the Receiving Party prior to the time of its disclosure under this Agreement;

                  (d) is or was disclosed to the Receiving Party at any time, whether prior to or after the time of its disclosure under this Agreement, by a Third Party who had no fiduciary relationship with the Disclosing Party and had no obligation of confidentiality with respect to such Confidential Information; or

                  (e) is required to be disclosed to comply with applicable laws or regulations, or with a court or administrative order, provided that, the Receiving Party notifies the Disclosing Party promptly upon receipt of such court or administrative order and/or prior to any disclosure, thereby giving the Disclosing Party sufficient advance notice to permit the Disclosing Party to seek a protective order or other similar order with respect to such Confidential Information; and provided further, that the Receiving Party shall take all reasonable and lawful actions to obtain confidential treatment for such disclosure and to minimize the extent of the disclosure, and that the Receiving Party furnishes only that portion of the Confidential Information which it is advised by its legal counsel is legally required to be disclosed, regardless of whether a protective order or other similar order is obtained by the Disclosing Party.

         5.2. CONFIDENTIAL TERMS. The terms and conditions of this Agreement, including without limitation the financial terms, shall be considered Confidential Information hereunder, and shall be treated in accordance with the provisions of this Article 5. The foregoing notwithstanding, the parties recognize and agree that, pursuant to Section 2.2(e) of the Harvard License Agreement, XENO is obligated to provide Harvard with a copy of this Agreement, and XENO agrees that in fulfilling such obligation XENO shall notify Harvard in writing that this Agreement shall be treated by Harvard as Proprietary Information pursuant to Section 4.4(a) of the Harvard License Agreement

         5.3. PRESS RELEASE. The provisions of Sections 5.1. and 5.2. notwithstanding, the parties shall agree upon a press release to announce the execution of this Agreement Thereafter, XENO and GENOMETRIX may each disclose to Third Parties the information contained in such press release without the need for further approval by the other.


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


6.       TERMINATION

         6.1.     TERMINATION OF AGREEMENT.

                  6.1.1. Unless earlier terminated, this Agreement shall remain in full force and effect until the expiration or disallowance of the last claim of a patent or patent application comprising the XENO Patents (hereinafter the "Term").

                  6.1.2. Either party shall have the right to terminate this Agreement for a material breach of this Agreement by the other party by providing the breaching party with written notification of the nature of the default and requiring it to cure the default. If such default is not cured within thirty (30) days after receipt of such notice (or, if such default cannot be cured or remedied within such thirty (30) day period, if the party in default does not commence and diligently continue actions to cure or remedy the default), the non-breaching party shall be entitled, without prejudice to any of its other rights under this Agreement, to terminate this Agreement by giving written notice to take effect within thirty (30) days after such notice, unless the breaching party shall cure such default within such thirty (30) day period. The right of either party to terminate this Agreement pursuant to this Section
6.1.2. shall not be affected in any way by its waiver or failure to take action with respect to any previous default, subject to applicable statutes of limitation.

                  6.1.3. GENOMETRIX may terminate this Agreement without cause at any time by providing written notice thereof to XENO and such termination will be. effective ninety (90) days thereafter.

                  6.1.4. If (i) GENOMETRIX loses the rights under XENO's interest in the XENO Patents granted to it pursuant to this Agreement as a result of the bankruptcy or insolvency of XENO, or (ii) if XENO makes an assignment for the benefit of creditors, appoints or suffers appointment of a receiver or trustee or files a petition under any bankruptcy or insolvency act or has any such petition filed against it, and such action causes GENOMETRIX to lose the rights under XENO's interest in the XENO Patents granted to it under this Agreement, then Harvard has agreed (as set forth in EXHIBIT C hereof), to the extent it is legally able to do so, to negotiate with GENOMETRIX in good faith regarding the grant to GENOMETRIX of a non-exclusive license under Harvard's interest in the XENO Patents, such license to have commercially reasonable terms; provided, that, the terms (including the applicable royalty rate) shall be at least as favorable to GENOMETRIX as the terms (including the applicable royalty rate) of this Agreement.

                  6.1.5. Upon any termination of this Agreement, all sublicenses granted by GENOMETRIX under this Agreement shall terminate, unless any sublicensee shall agree in writing thereto to be bound directly to XENO by the provisions of the relevant sublicense agreement, in which event such sublicense shall survive. The foregoing not withstanding, any sublicense granted to customers or clients of GENOMETRIX shall survive only to the extent necessary to permit such sublicensees to continue in its use of Licensed Product(s) sold to it or Licensed Service(s) provided to it pursuant to this Agreement prior to the effective date of termination.


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



                  6.1.6. The following Articles and Sections shall survive the expiration or early termination of this Agreement: Articles 5 and 7, and Sections 3.1.7., 4.2., 4.3., 6.1.4., 6.1.5., this Section 6.1.6., and Section
6.1.7.

                  6.1.7. Any termination, relinquishment or expiration of this Agreement for any reason shall be without prejudice to any rights, which shall have accrued, to the benefit of either party under this Agreement prior to such termination, relinquishment or expiration. Such termination, relinquishment or expiration shall not relieve either party from obligations, which are expressly indicated to survive termination or expiration of this Agreement.


7.       MISCELLANEOUS

         7.1. BINDING EFFECT; ASSIGNMENT. This Agreement shall be binding upon the parties' respective successors and permitted assigns. Neither party may assign this Agreement or any of its rights or obligations hereunder without the prior written consent of the other party (not to be unreasonably withheld), and any such attempted assignment shall be void; provided, that, XENO or GENOMETRIX, respectively, may assign this Agreement to a successor to the business interest of such party relating to the XENO Patents; provided, that, such assignee agrees to assume all of the obligations of the assigning party hereunder.

         7.2. EFFECT OF WAIVER. No waiver of any default, condition, provisions or breach of this Agreement shall be deemed to imply or constitute a waiver of any other like default, condition, provision or breach of this Agreement.

         7.3. LIMITATION OF LIABILITY. EXCEPT AS OTHERWISE PROVIDED HEREIN, NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR ANY SPECIAL, CONSEQUENTIAL, INCIDENTAL, OR INDIRECT DAMAGES ARISING OUT OF THIS LICENSE AGREEMENT, HOWEVER CAUSED, UNDER ANY THEORY OF LIABILITY.

         7.4. INDEMNIFICATION. GENOMETRIX will defend, indemnify and hold XENO, its officers, directors, employees, Affiliates and agents harmless against any and all liability, loss, damage, claim or expense (including attorney's fees) arising out of a suit by a Third Party from the performance under this Agreement by GENOMETRIX; except to the extent such claim is caused by the negligence or willful misconduct of XENO or a breach of a representation of XENO. XENO will defend, indemnify and hold GENOMETRIX, its officers, directors, employees, Affiliates and agents harmless against any and all liability, loss, damage, claim or expense (including attorney's fees) arising out of a suit by a Third Party from the performance under this Agreement by XENO; except to the extent such claim is caused by the negligence or willful misconduct of GENOMETRIX or a breach of a representation of GENOMETRIX.

         7.5. PRODUCT LIABILITY INSURANCE; INDEMNITY. GENOMIETRIX agrees that, to the extent it has insurance coverage therefore, it shall indemnify, defend and hold XENO harmless from any claim, demand or action by any Third Party arising out of or relating to the sale by GENOMIETRIX hereunder of products licensed in the Field herein by XENO, services performed by GENOMETRIX in the Field, or the performance of any activity as GENOMETRIX under this Agreement, except to the extent such claim, demand or action resulted from the negligence of misconduct of XENO.

         7.6. FORCE MAJEURE. Neither party shall lose any rights hereunder or be liable to the other party for damages or losses (except for payment obligations) on account of failure of performance by the defaulting party if the failure is occasioned by war, strike, fire, act of God, earthquake, flood, lockout, embargo, governmental acts or orders or restrictions, failure of suppliers, or any other reason where failure to perform is beyond the reasonable control and not caused by the negligence or intentional conduct or misconduct of the nonperforming party, and such party has exerted all reasonable efforts to avoid or remedy such force majeure; provided however, that in no event shall a party be required to settle any labor dispute or disturbance.

         7.7. AMENDMENT. No modification, supplement to or waiver of this Agreement or any Addendum hereto or any of their provisions shall be binding upon a party hereto unless made in writing and duly signed by an authorized representative of both XENO and GENOMETRIX. In no event may the terms of this Agreement be changed, deleted, supplemented or waived by any notice, purchase order; receipt, acceptance, bill of lading or other similar form of document. A failure of either party to exercise any right or remedy hereunder, in whole or in part, or on one or more occasions, shall not be deemed either a waiver of such right or remedy to the extent not exercised, or of any other right or remedy, on such occasion or a waiver of any right or remedy on any succeeding occasion.

         7.8. ENTIRE AGREEMENT. This Agreement, together with EXHIBIT A, EXHIBIT B and Exhibit C attached hereto, sets forth the entire understanding and agreement of the parties as to the subject matter thereof, and there are no other understandings, representations or promises, written or verbal, not set forth herein or on which either party has relied.

         7.9. NOTICES. All Notices under this Agreement shall be given in writing and shall be addressed to the parties at the following addresses:

                  FOR XENO:

                           Pauline Gee, Ph.D.
                           President and Chief Scientific Officer
                           Xenometrix, Inc.
                           2425 North 55th Street, Suite 111
                           Boulder, Colorado 80301-5700

                  FOR GENOMETRIX:

                           Mitchell D. Eggers, Ph.D.
                           Chief Executive Officer
                           Genometrix Incorporated
                           3608 Research Forest Drive, Suite B7
                           The Woodlands, TX 77381

         Notices shall be in writing and shall be deemed delivered when received, if delivered by a courier, overnight mail service or the like, or a week following mailing, if sent by first-class certified or registered mail, postage prepaid.

         7.10     ARBITRATION.

                  7.10.1. In the event of any controversy or claim arising out of or relating to any provision of this Agreement or the breach thereof, including any dispute relating to patent validity or infringement (hereinafter a "Dispute"), the parties shall try to settle such disputes amicably between themselves, and it is the objective of the parties to establish procedures to facilitate the resolution of disputes arising under this Agreement in an expedient manner by mutual cooperation and without resort to arbitration. Promptly after the identification of a Dispute, the party raising the Dispute shall promptly advise the other party thereof in writing, which writing shall describe the nature of the Dispute in reasonable detail. The parties shall thereafter attempt to resolve the Dispute by good faith negotiations between XENO's President and GENOMETRIX's Chief Executive Officer within thirty (30) days after such notice is received. If the Dispute is not resolved within such thirty (30) day period (or any mutually agreed extension), or if the parties fail to meet within such thirty (30) days, the Dispute shall be submitted to binding arbitration as provided in Section 7.10.2. below.

                  7.10.2. Any Dispute which the parties are unable to resolve pursuant to Section 7.10.1. shall be settled through binding arbitration conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association (the "Association"). The demand for arbitration shall be filed within a reasonable time after the Dispute has arisen, and in no event after the date upon which institution of legal proceedings based on such Dispute would be barred by the applicable statute of limitations. Unless other wise agreed by the parties, such arbitration shall be held in Santa Fe, New Mexico. The arbitration shall be conducted before three (3) arbitrators chosen according to the following procedure: each of the parties shall appoint one arbitrator, and the two so nominated shall choose the third. If the arbitrators chosen by the parties cannot agree on the choice of the third arbitrator within twenty
(20) days of their appointment, then the selection shall be made by the Association pursuant to its rules; provided, that, under no circumstances shall the third arbitrator be an employee, director, or shareholder of either party or any of its Affiliates. Unless otherwise agreed by the parties, the arbitration proceedings will be conducted in the utmost secrecy; in such case, all documents, testimony and records shall be received, heard and maintained by the arbitrators in secrecy under seal, available for the inspection only of the parties and their respective attorneys and their respective experts who shall agree in advance and in writing to receive all such information confidentially and to maintain such information in secrecy until such information shall become generally known. The decision reached by the arbitrators shall be conclusive and binding upon the parties hereto and may be filed with the clerk of any court of competent jurisdiction, and a judgment confirming such decision may, if desired by any party to the arbitration, be entered in such court. Each of the parties shall pay its own expenses of arbitration and the expenses of the arbitrator(s) shall be equally shared; provided, however, that if in the opinion of the arbitrator(s) any claim hereunder or any defense or objection thereto was unreasonable, the arbitrator(s) may assess, as part of the award, all or any part of the arbitration expenses (including reasonable attorneys' fees) against the party raising such unreasonable claim, defense or objection. Nothing herein set forth shall prevent the parties from settling any Dispute by mutual agreement at any time.

         7.11. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard or giving effect to its principles of conflict of laws.

         7.12. SEVERABILITY AND SURVIVAL. This Agreement is intended to be severable. If any provision(s) of this Agreement are or become invalid, are ruled illegal by a court of competent jurisdiction or are deemed unenforceable under the current applicable law from time to time in effect during the term hereof, it is the intention of the parties that the remainder of this Agreement shall not be affected thereby and shall continue to be construed to the maximum extent permitted by law at such time. It is further the intention of the parties that in lieu of each such provision which is invalid, illegal, or unenforceable, there shall be substituted or added as part of this Agreement by such court of competent jurisdiction a provision which shall be as similar as possible, in economic and business objectives as intended by the parties to such invalid, illegal or unenforceable provision, but shall be valid, legal and enforceable. Unless expressly stated otherwise, any provision intended by its meaning to survive, will survive the expiration or any other termination of this Agreement.

         7.13. INDEPENDENT CONTRACTORS. The parties hereto are acting as independent contractors and shall not be considered partners, joint venturers or agents of the other. Neither shall have the right to act on behalf of, or to bind, the other.

         7.14. HEADINGS. Captions and paragraph headings are for convenience only and shall not form an interpretative part of this Agreement. Unless otherwise specifically provided herein, all references to an Article incorporate all Articles or subsections thereunder. This Agreement shall not be strictly construed against either party hereto and maybe executed in two or more counterparts, each of which will be deemed an original and the same instrument.

         7.15. ACTIONS OF PARTIES. Each party agrees to execute, acknowledge and deliver such further instructions, and to do all such other acts, as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.

         7.16. COUNTERPARTS. This Agreement may be executed in a series of counterparts, all of which when taken together, shall constitute one and the same instrument.

         7.17. RIGHTS IN BANKRUPTCY. All rights and licenses granted under or pursuant to this Agreement are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the U.S. Bankruptcy Code, licenses of rights to "intellectual property" as defined under Section 101 of the U.S. Bankruptcy Code. The Parties agree that GENOMETRIX shall retain and may fully exercise all of its rights and elections under the U.S. Bankruptcy Code.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date.


XENOMETRIX, INC.



By: /s/Pauline Gee
   ------------------------------------------
       Pauline Gee, Ph.D.
       President and Chief Scientific Officer



GENOMETRIX INCORPORATED



By: /s/Mitchell D. Eggers
   ------------------------------------------
       Mitchell D. Eggers Ph.D.
       Chief Executive Officer

                                    EXHIBIT A
                                 (TO BE UPDATED)

       PATENT/           FILING                             ISSUE
    APPLICATION #         DATE            COUNTRY           DATE                       TITLE

08/008,896              1/21/93         US
5,811,231               7/21/95         US                9/22/9S        Methods and Kits for Mammalian Gene
692434                  1/21/94         Australia         6/11/98        Profiling
E160178                 1/21/94         Austria           11/12/97
0 680 517               1/21/94         Belgium           11/12/97
2154265                 1/21/94         Canada
0 680 517               1/21/94         Denmark           11/12/97
0 680 517               1/21/94         EPC               11/12/97
0 680 517               1/21/94         France            11/12/97
694 06 772.5-08         1/21/94         Germany           11/12/97
980400301               1/21/94         Greece            11/12/97
0 680 517                               Hong Kong
E77394                  1/21/94         Ireland           11/12/97
20035BE/98              1/21/94         Italy             11/12/97
6-517147                1/21/94         Japan
0 680 517               1/21/94         Luxembourg        11/12/97
0 680 517               1/21/94         Monaco            11/12/97
0 680 517               1/21/94         Netherlands       11/12/97
US94/00583              1/21/94         PCT
0 680 517               1/21/94         Portugal          1/19/98
9601405-5               2/13/96         Singapore
0 680 517               1/21/94         Spain             11/12/97
0 680 517               1/21/94         Sweden            11/12/97
0 680 517               1/21/94         Switzerland       11/12/97
0 680 517               1/21/94         UK                11/12/97

                                    EXHIBIT B

                            HARVARD LICENSE AGREEMENT

                                    EXHIBIT C

                            HARVARD LETTER AGREEMENT